UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934.

Date of Report: July 30, 2012

(Date of earliest event reported)

Oragenics, Inc

(Exact name of registrant as specified in its charter)

FL	001-32188	59-3410522
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3000 Bayport Drive, Suite 685 Tampa, FL		33607
(Address of principal executive offices)		(Zip Code)

813-286-7900

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 30, 2012, Oragenics, Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) with certain accredited investors (the “Purchasers”) pursuant to which the Company: (i) sold to the Purchasers an aggregate of 8,666,665 shares of the Company’s Common Stock at a price per share of $1.50 (the “Common Shares”) for aggregate gross proceeds of approximately $13,000,000 (the “Offering”). The Company intends to use the net proceeds from this offering to accelerate development of several of the Company’s key initiatives including its recently announced Exclusive Channel Collaboration Agreement with Intrexon Corporation (“Intrexon”) relating to the Company’s lantibiotics program, sales and marketing of the Company’s probiotic product lines and general corporate purposes.

In connection with the Offering, the Company also entered into a registration rights agreement with the Purchasers (the “Registration Rights Agreement”). The Registration Rights Agreement requires that the Company file a registration statement (the “Initial Registration Statement”) with the Securities and Exchange Commission (the “SEC”) within forty-five (45) days of the closing date of the Offering (the “Filing Date”) for the resale by the Purchasers of all of the Common Shares and all shares of Common Stock issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect thereto (the “Registrable Securities”). The Initial Registration Statement must be declared effective by the SEC within ninety (90) days of the closing date of the Offering (the “Effectiveness Date”) subject to certain adjustments. Upon the occurrence of certain events (each an “Event”), including, but not limited to, that the Initial Registration Statement is not filed prior to the Filing Date, the Company will be required to pay liquidated damages to each of the Purchasers of 1.5% of their aggregate purchase price upon the date of the Event and then monthly thereafter until the earlier of: (i) the Event is cured, or (ii) the registrable shares are eligible for resale under Rule 144 without manner of sale or volume limitations. In no event shall the aggregate amount of liquidated damages payable to each of the Purchasers exceed in the aggregate 10% of the aggregate purchase price paid by such Purchaser for the Registrable Securities.

Griffin Securities, Inc. (the “Placement Agent”) served as the placement agent for the Offering. In consideration for services rendered as the Placement Agent in the Offering, the Company agreed to (i) pay to the Placement Agent cash commissions equal to $899,698, or 7.0% of the gross proceeds received in the Offering less certain excluded proceeds, (ii) issue to the Placement Agent, or its designee, a five-year warrant to purchase up to 771,169 shares of the Company’s Common Stock (representing 9% of the Common Shares sold in the Offering) with an exercise price of $1.50 per share (the “Agent Warrants”); and (iii) reimburse the Placement Agent for its reasonable actual out-of-pocket expenses, incurred in connection with the Offering, including reasonable legal fees and disbursements up to a maximum aggregate amount of $50,000. The Agent Warrants also provide for the same registration rights and obligations, and be subject to certain limitations, as set forth in the Registration Rights Agreement with respect to the Common Shares underlying such warrants. The determination of the Placement Agent’s fees did not include any shares issued to the Koski Family Limited Partnership, (“KFLP”) the Company’s largest shareholder, in connection with the automatic conversion of its secured debt with the Company (described below) or shares acquired by any officers or directors, participating in the Offering.

The foregoing descriptions of the Purchase Agreement and Registration Rights Agreement, and Agent Warrants do not purport to be complete and are qualified in their entireties by reference to the full text of the Purchase Agreement, form of Agent Warrant and Registration Rights Agreement, which are filed as Exhibit 10.1, Exhibit 10.2, and Exhibit 10.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 1.02	TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

The terms of that certain Loan Agreement (“Loan Agreement”) between the Company and KFLP, which was entered into on March 23, 2012, provided for the automatic conversion of the secured debt represented by the Loan Agreement at the time of a “qualified financing” defined as financing by the Company raising an amount of no less than $5.0 million on the same terms as such financing. Because the Offering constituted a “qualified financing” under the terms of the Company’s Loan Agreement with the KFLP, the Company’s secured debt in the principal amount of $2.5 million, together, with accrued but unpaid interest thereon, due to the KFLP was automatically converted contemporaneously with the closing of the Offering into 1,692,123 shares of common stock issued to the KFLP at the same price of $1.50 per share paid by the Purchasers in the Offering. The KFLP waived receiving comparable registration rights as the Purchasers in the Offering as well as its piggyback registration rights applicable to the Offering. Intrexon also waived its piggyback registration rights applicable to the Offering and waived its participation rights. As a result of the conversion of the secured indebtedness, the Loan Agreement together with the related Security Agreement and related agreements have been terminated and are of no further force or effect. The information set forth in item 1.01 is incorporated herein by reference.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

Pursuant to the Offering described in Item 1.01 of this Current Report on Form 8-K, which description is incorporated into this Item 3.02 by reference, on July 30, 2012, the Company offered and sold the Common Shares to “accredited investors” as such term is defined in the Securities Act and in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act of 1933, as amended (the “Securities Act”) and corresponding provisions of state securities laws. As described in Item 1.01 above, which is incorporated by reference into this Item 3.02, the Company has agreed to file a registration statement for the resale of the Common Shares.

The information set forth in Item 1.01 above regarding the Placement Agent Warrants is hereby incorporated by reference into this Item 3.02 by reference. The Placement Agent Warrants (including the shares of the Company’s Common Stock underlying such warrants) were offered and sold to the Placement Agent in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act and corresponding provisions of state securities laws.

The information set forth in Item 1.02 above relating to the conversion of secured indebtedness under the Loan Agreement and the Company’s issuance of shares of common stock to the KFLP pursuant thereto is incorporated herein by reference. These transactions were consummated pursuant to, and in reliance upon, an exemption from registration set forth under Section 4(2) of the Securities Act as such transaction did not involve a public offering.

Accordingly, the Common Shares issued in the Offering, the Placement Agent Warrants (including the shares of the Company’s Common Stock underlying such warrants) and the common stock issued to the KFLP pursuant to the conversion have not been registered under the Securities Act, and until registered, these securities may not be offered or sold in the United States absent registration or availability of an applicable exemption from registration. Neither this Current Report on Form 8-K nor the exhibits attached hereto is an offer to sell or the solicitation of an offer to buy securities of the Company.

ITEM 8.01	OTHER EVENTS

Following the Offering and the debt conversion, the Company had 26,926,008 shares of common stock issued and outstanding as of August 1, 2012.

On August 2, 2012, the Company issued the press release attached hereto as Exhibit 99.1 regarding the Offering and debt conversion described herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Stock Purchase Agreement dated July 30, 2012.

10.2	Registration Rights Agreement dated July 30, 2012.

10.3	Form of Placement Agent Warrant.

99.1	Press Release dated August 2, 2012.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on this 2nd day of August 2012.

ORAGENICS, INC. (Registrant)

BY:	/s/ Michael Sullivan
Michael Sullivan Chief Financial Officer